UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

PERKINELMER, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-05075	04-2052042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On April 26, 2011, the Board of Directors of PerkinElmer, Inc. (the “Company”) appointed Andrew Okun to serve as its Vice President and Chief Accounting Officer, effective immediately. He assumes the Chief Accounting Officer role from Frank A. Wilson, who has served as the Company’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer since 2009 and will remain PerkinElmer’s Senior Vice President and Chief Financial Officer.

Mr. Okun, age 41, joined the Company in 2001 and has served in financial and controllership positions of increasing responsibility, including Director of Finance for the Optoelectronics business from 2001- 2005, Vice President, Corporate Finance from 2005- 2007, and Vice President, Chief Financial Officer of the Service business from 2007- 2008. Mr. Okun has served as Vice President and Corporate Controller for the Company since 2009 and is a certified public accountant. Prior to joining the Company, Mr. Okun worked for Honeywell International from 1998- 2001, where he last served as a Site Controller and with Coopers & Lybrand from 1993- 1996.

In connection with his promotion, Mr. Okun and the Company entered into an Employment Agreement on April 26, 2011 (the “Agreement”), with terms similar to those of the other executive officers’ employment agreements but reflecting the decision of the Compensation and Benefits Committee of the Board of Directors in 2010 to eliminate tax gross ups and to update severance and change in control terms for new executive officers, as further described below. Mr. Okun’s initial annual base salary will be $250,000 and he will be eligible to participate in the Company’s Performance Incentive Plan with a target level of 50% of his annual salary. His participation in the Company’s other benefit plans remains the same as before his promotion. Mr. Okun will also receive a one-time equity grant equal to $25,000, half of which will be in the form of options to purchase shares of the Company’s common stock and half of which will be in the form of restricted shares, each on the Company’s updated award forms for grants to new executive officers described below. The exercise price of the options and the exact number of options or shares to be granted under each award will be determined on the grant date.

The Agreement includes severance and change of control provisions. In the event Mr. Okun’s employment is terminated by the Company other than for cause, Mr. Okun would be entitled to receive his base salary and previous year’s bonus payments and continued benefit plan participation specified in the Agreement for a period of one year, subject to his entering into a release. In the event of a similar termination, or if Mr. Okun voluntarily terminates his employment for good reason, within 36 months following the occurrence of a change in control, Mr. Okun would receive a cash payment based on his salary and previous year’s bonus payments and would be eligible to participate in the same employee benefit plans and arrangements on the same conditions as prior to the termination of employment. In addition, Mr. Okun’s outstanding restricted stock, option awards, or similar equity awards would fully vest and his options would remain exercisable through the period ending on the earlier of (i) the third anniversary of the change in control or the first anniversary of the date Mr. Okun’s employment with the Company terminates, whichever is later, or (ii) the expiration of the original term of the option. These severance and change in control payments are not subject to a tax gross-up by the Company. If the change in control payments would be subject to a penalty excise tax under the Internal Revenue Code, the payments or benefits will be reduced by the Company to the extent necessary to avoid imposition of the penalty excise tax, but only if and to the extent that net after-tax compensation received by Mr. Okun would be increased by doing so. Any excise tax would be paid by the employee and those tax payments will not be grossed-up by the Company.

This description of the Agreement is fully qualified by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto and incorporated herein by reference.

New Forms of Award Agreements under the 2009 Incentive Plan

On April 26, 2011, the Compensation and Benefits Committee of the Board of Directors approved new form agreements to use for option awards and time-based restricted stock awards to be granted in the future under the 2009 Incentive Plan to new executive officers. Consistent with a new form of executive employment agreement, the change in control provision in the new award forms provides for acceleration of vesting and, in the option form, extension of the period in which the option can be exercised, after a termination for good reason or without cause within 36 months of a change in control event. The current award forms provide for acceleration of vesting and extension of exercisability upon the change in control event. These forms are otherwise substantially similar to the forms currently used for grants of awards under the 2009 Incentive Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on April 26, 2011, the shareholders voted on the following proposals:

•	a proposal to elect the nine nominees for director named below for terms of one year each,

•	a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year,

•	a proposal to approve, by non-binding vote, the Company’s executive compensation, and

•	a proposal to recommend, by non-binding vote, the frequency of future executive compensation votes.

The shareholders elected each of the nominees to serve as director for a term of one year. The final number of votes cast for or against or abstaining and the number of broker non-votes for each nominee is listed below. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the proposal to approve, by non-binding vote, the Company’s executive compensation were each also approved. The final number of votes cast for or against or abstaining from voting on those two proposals and the number of broker non-votes on the executive compensation proposal are listed below. The frequency option to hold an advisory vote on executive compensation every one year received the most shareholder votes. The final number of votes cast for one, two or three year frequency votes or abstaining from voting and the number of broker non-votes on that proposal are listed below.

Proposal #1 – To elect the following nominees as our directors for terms of one year each:

Name	For	Against	Abstain	Broker Non-Votes
Robert F. Friel	86,945,449	1,994,045	102,054	10,341,266

Nicholas A. Lopardo	86,658,871	2,275,869	106,808	10,341,266

2

Name	For	Against	Abstain	Broker Non-Votes
Alexis P. Michas	88,067,527	866,987	107,034	10,341,266

James C. Mullen	84,165,690	4,759,712	116,146	10,341,266

Vicki L. Sato	88,560,631	381,707	99,210	10,341,266

Gabriel Schmergel	76,496,470	12,425,601	119,477	10,341,266

Kenton J. Sicchitano	84,107,938	4,816,892	116,718	10,341,266

Patrick J. Sullivan	88,542,537	372,276	126,735	10,341,266

G. Robert Tod	83,809,429	5,114,113	118,006	10,341,266

Proposal #2 – To ratify the selection of Deloitte & Touche LLP as our independent public accounting firm for the current fiscal year.

For	Against	Abstain
98,262,934	1,026,448	93,432

Proposal #3 – To approve, by non-binding vote, our executive compensation.

For	Against	Abstain	Broker Non-Votes
70,192,043	15,048,929	3,800,576	10,341,266

Proposal #4 – To determine, by non-binding vote, the frequency of future executive compensation votes

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
58,992,071	1,052,482	25,259,898	3,737,097	10,341,266

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached hereto which is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 29, 2011	By:	/s/ John L. Healy
Name: John L. Healy Title: Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Andrew Okun and the Company, dated as of April 26, 2011